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                                                                   EXHIBIT 10.20
                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into as of July 18, 1997 by and between TIMOTHY
J. KILGALLON (the "Employee") and HEALTHKNOWLEDGE CORPORATION, a Delaware corporation (the "Company").

     1.   Term of Employment.
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          (a) Effective Date. This Agreement shall be effective from July 18,
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1997 (the "Effective Date").

          (b) Term. The Company agrees to continue the Employee's Employment,
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and the Employee agrees to remain in Employment with the Company, from the
Effective Date until the earlier of;

               (i)  July 18, 2001; or

               (ii) The date when the Employee's Employment terminates pursuant to Subsections 1 (d), (e), (f) or (g) below.

          (c) Renewal. In the event that neither the Company nor Employee give
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notice to the other party of an intention to terminate this Agreement at least
30 days prior to the date set forth in clause (i) of Subsection 1(b) hereof, this Agreement shall be automatically renewed for a one-year term. This Agreement shall thereafter be automatically renewed for successive one-year terms in the absence of 30-day notice by either party to the contrary.

          (d) Early Termination. Subject to Section 8, the Company may terminate
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the Employee's Employment without Cause by giving the Employee 30 days' advance notice in writing. The Employee may terminate his Employment without Good Reason by giving the Company 30 days' advance notice in writing. The Employee's Employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

          (e) Cause. The Company may terminate the Employee's Employment at any
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time upon reasonable notice for Cause. For all purposes under this Agreement,
"Cause" shall mean (i) a knowing failure by the Employee to comply with the material policies of the Company, (ii) gross negligence of Employee which results in a materially adverse impact to the Company, (iii) a breach of a fiduciary duty to the Company, (iv) conviction of, or a plea of "guilty"

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or "no contest" to, a felony or (v) demonstrable and repeated (x) failure to follow the directions of the Company's Board of Directors (the "Board") or (y) failure to perform his obligations, duties or responsibilities hereunder, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment.

          (f) Good Reason. Employee may terminate his Employment at any time
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upon reasonable notice for Good Reason. For all purposes under this Agreement,
"Good Reason" shall mean (i) a substantial reduction in Employee's position or authority at the Company, (ii) a more than 25 percent reduction in Base Compensation or benefits, (iii) a failure to pay compensation payable hereunder or (iv) the filing by the Company of bankruptcy proceedings.

          (g) Disability. The Company may terminate the Employee's active
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Employment due to Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has performed substantially none of his duties under this Agreement for a period of not less than three consecutive months as the result of his incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his active Employment under this Subsection 1(g) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

          (h) Rights Upon Termination. Except as expressly provided in Section
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8, upon the termination of the Employee's Employment pursuant to this Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3, 4, 5 and 6 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

     2.   Duties and Scope of Employment.
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          (a) Position. The Company agrees to employ the Employee as its
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President and Chief Executive Officer for the term of his Employment under this
Agreement ("Employment"). The Company agrees to use its best efforts to cause the Employee to be nominated for election as a member of the Company's Board throughout the term of his Employment.

          (b) Obligations. During the term of his Employment, the Employee shall
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devote his full business efforts and time to the Company and its subsidiaries
(if any). He shall not render services to any other person or entity without the express prior approval of the Board. Such approval shall not be withheld unreasonably, provided that service on the boards of directors of other corporations

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will be approved only if (i) such other corporations are not engaged in activities that are competitive, or potentially competitive, with the Company,
(ii) such other corporations are of a quality and stature commensurate, in the sole judgment of the Board, with the Employee's position under this Agreement and with the Company's objectives and (iii) the Employee will not be serving on the boards of directors of more than three corporations (other than the Company).

     3.   Compensation.
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          (a) Salary. During the term of his Employment, the Company agrees to
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pay the Employee as compensation for his services a base salary at the annual rate of $144,000 or at such higher rate as the Company may determine from time to time. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Section 3, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.") Employee's Base Compensation is retroactive to June 1, 1997.

          (b) Incentive Plan. Employee shall be eligible to receive, at the
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discretion of the Board, grants of stock options under incentive plans adopted by the Board and approved by the Company's stockholders.

          (c) Bonus. Employee shall be eligible to receive an annual bonus of up
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to 60 percent of Base Compensation, such amount to be determined by the Board and subject to the achievement of objectives to be determined by the Board no later than 30 days prior to the commencement of each new year of Employment.

          (d) Closing Bonus. Employee hereby acknowledges receipt of a $50,000
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bonus paid by the Company following the closing of the sale of the Company's
Series A Preferred Stock to cover prior legal, travel and other expenses.

          (e) Cost of Living Adjustment. The Company shall pay to Employee
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$1,500 per month to offset the difference in cost of living from Atlanta to
Seattle. Such payments will terminate on the first anniversary of the Effective Date.

          (f) Loan Forgiveness. Pursuant to the terms of the Stock Agreement (as
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defined in Section 7 below) and in connection with the purchase of Common Stock, the Company has loaned to Employee $59,250.00. One-fourth of the principal amount of such loan shall be forgiven on each of the first four anniversaries of the Effective Date provided that Employee achieves certain annual objectives as determined by the Board of Directors and set forth in a written notice to Employee no later than (i) December 31, 1997, in the case of the first one-year

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period and (ii) 30 days prior to the commencement of each subsequent one-year period. In the event Employee's Employment terminates after less than four consecutive years of service with the Company, the unpaid balance of such loan shall be due and payable in accordance with the terms of the promissory note dated July 18, 1997 attached hereto and incorporated herein by reference. In the event of a Change of Control with respect to the Company (as defined in Section 7(b) below), any unpaid balance of such loan shall be forgiven as of the date of the closing of the transaction that results in a Change of Control. Employee acknowledges that the forgiveness of such loan may result in taxable compensation to Employee and may be subject to applicable withholding taxes.

     4.   Employee Benefits.
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          (a) Benefit Plans. During the term of his Employment, Employee shall
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be eligible to participate in the employee benefit plans maintained by the
Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

          (b) Disability Insurance. The Company will provide to Employee
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additional disability insurance coverage such that 75 percent of Base
Compensation is covered.

          (c) Vacation. Employee will be entitled to four weeks of vacation for
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each full year of Employment. The maximum vacation Employee can accrue in any year is four weeks. If Employee has not used his four weeks of vacation by the end of the Employment year, he will not lose any accrued vacation, but vacation will cease to accrue until accrued vacation is below the four week cap.

     5.  Business Expenses.
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     During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     6.  Relocation Expenses.
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     The Company will reimburse the reasonable moving expenses, not to exceed in the aggregate $75,000, of Employee's relocation of his household from Atlanta to Seattle, including real estate closing costs and commission on sale of his home in Atlanta and the moving of household goods, family and automobile. If

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Employee's Employment is terminated for Cause or Employee resigns without Good
Reason prior to the first anniversary of the Effective Date, Employee will repay 50 percent of the relocation expenses paid by the Company.

     7.   Stock Vesting.
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          (a) Acceleration. Employee and the Company are parties to that certain
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Common Stock Purchase Agreement dated as of July 17, 1997 (the "Stock
Agreement"), which provides for a right of repurchase in favor of the Company with respect to 750,000 shares of the Company's Common Stock purchased by Employee thereunder, which right of repurchase lapses ratably on a monthly basis over a four-year period, subject to a one-year cliff. The Company agrees that, in the event that the Company is subject to a Change in Control, such right of repurchase shall lapse as to all then remaining unvested shares.

          (b) Definition of Change in Control. For all purposes under this
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Agreement, "Change in Control" shall mean a consolidation, merger or other reorganization of the Company with or into another corporation or other entity or person in which the Company shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions by this corporation in which an excess of 50% of this corporation's voting power is transferred, unless the Company's stockholders of record immediately prior to such merger, consolidation, reorganization, sale or transaction are holders of more than 50% of the voting equity securities of the surviving corporation.

     8.   Involuntary or Constructive Termination.
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          (a)  Salary and Benefit Continuation. Subject to Subsection 8(b)
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below, the Company shall continue (i) to pay the Employee's Base Compensation
(at the annual rate then in effect), (ii) to provide the benefits described in Subsections 4(a) and 4(b) and (iii) to vest Employee's shares of Common Stock under the Stock Agreement for 12 months following a termination of Employment, if:

               (i) At any time during the term of this Agreement, the Company terminates the Employee's Employment without his consent for any reason other than Cause or Disability; or

               (ii) During the term of this Agreement, the Employee voluntarily resigns his Employment for Good Reason.

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The payments under this Subsection 8(a) shall cease in the event of the
Employee's death.

          (b) Mitigation. The payments under Subsection 8(a) above shall be
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reduced on a dollar-for-dollar basis by any other compensation earned by the
Employee for personal services performed as an employee or independent contractor during the 12-month period following the termination of his Employment, including (without limitation) deferred compensation. The Employee shall apply his best efforts to seek and obtain other employment or consulting engagements, whether on a full- or part-time basis, during such period in order to mitigate the Company's obligations under Subsection 8(a) above. The Employee, at reasonable intervals, shall report to the Company-with respect to such efforts and any compensation earned during such period.

     9.   Successors.
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          (a) Company's Successors. The Company shall use its best efforts to
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provide that any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, will assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection 9(a) or which becomes bound by this Agreement by operation of law.

          (b) Employee's Successors. This Agreement and all rights of the
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Employee hereunder shall inure to the benefit of, and be enforceable by, the
Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10.   Miscellaneous Provisions.
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          (a) Notice. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

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          (b) Waiver. No provision of this Agreement shall be modified, waived
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or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Whole Agreement; Modifications. No agreements, representations or
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understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement, the Stock Agreement or the Confidentiality, Inventions and Noncompetition Agreement dated as of July 18, 1997 between the parties (the "Inventions Agreement") have been made or entered into by either party with respect to the subject matter hereof. This Agreement, the Stock Agreement and the Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto.

          (d) Withholding Taxes. All payments and imputed payments made under
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this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

          (e) Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
Washington.

          (f)  Severability. The invalidity or unenforceability of any provision
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or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (g)  Dispute Resolution Procedure.
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               (i) The parties agree that any dispute arising out of or related to the Employment relationship between them, including but not limited to common law or statutory claims for discrimination, wrongful discharge, breach of contract, breach of public policy, physical or mental harm or distress, unpaid wages or any other dispute, shall be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy.

               (ii) The party claiming to be aggrieved shall furnish to the other party a written statement of the grievance identifying any witnesses or documents that support the grievance and the relief requested or proposed.

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               (iii)  If the other party does not agree to furnish the relief requested or proposed, or otherwise does not satisfy the demand of the party claiming to be aggrieved, the parties shall submit the dispute to nonbinding mediation before a mediator to be jointly selected by the parties. The Company will pay the cost of the mediation.

               (iv) If the mediation does not produce a resolution of the dispute, the parties agree that the dispute shall be resolved by final and binding arbitration in Seattle, Washington. The parties shall attempt to agree to the identity of an arbitrator, and, if they are unable to do so, the parties agree to assignment of an arbitrator from Judicial Arbitration and Mediation Services (JAMS). The arbitrator shall have the authority to determine whether the conduct complained of in section (g)(ii) violates the rights of the complaining party and, if so, to grant any relief authorized by law; provided, however, that the employee and the Company agree that for violations of the employee's trade secret obligations, the Company reserves the right to seek preliminary injunctive relief in court in order to preserve the status quo or prevent irreparable injury before the matter can be heard in arbitration. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of this Agreement. In addition, the arbitrator shall not have the authority to require the Company to change any lawful policy or benefit plan. The hearing shall be transcribed. The Company shall bear the costs of the arbitration if the Employee prevails. If the Company prevails, the Employee will pay half the cost of the arbitration or $500, whichever is less. Each party shall be responsible for paying its own attorneys fees, unless the law provides otherwise. Arbitration shall be the exclusive final remedy for any dispute between the parties, and the parties agree that no dispute shall be submitted to arbitration where the party claiming to be aggrieved has not complied with the preliminary steps provided for in clauses (ii) and (iii) above.

               (v) Employee acknowledges that he has carefully read this arbitration agreement and understands it, and is entering into the agreement voluntarily after a reasonable period of time to consider it and review it with personal legal counsel. Employee also acknowledges he may be giving up the opportunity to bring claims before a court or jury, and does so in order to gain the benefits of a speedy, impartial and cost-effective resolution procedure.

          (h) No Assignment. The rights of any person to payments or benefits
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under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection 10(h) shall be void.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the
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case of the Company by its duly authorized officer, as of the day and year first above written.



                                /s/ Timothy J. Kilgallon
                                ------------------------
                                Timothy J. Kilgallon

                                HEALTHKNOWLEDGE CORPORATION



                                By   /s/ Dennis P. Schmuland
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                                Dennis P. Schmuland, M.D.
                                Chairman of the Board

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